SUBSCRIBER PURCHASE AGREEMENT BY AND BETWEEN
                GREENHOLD GROUP, INC. AND ACCENTRA, INC.

	THIS SUBSCRIBER PURCHASE AGREEMENT (hereinafter referred to as the "Agreement"), by and between GREENHOLD GROUP, INC., a Florida
corporation (hereinafter referred to as "GREENHOLD"), and   ACCENTRA,
INC.,  (hereinafter referred to as "ACCENTRA").

	WHEREAS, ACCENTRA wishes to purchase and GREENHOLD wishes to sell certain Subscribers and certain intellectual property under the terms and conditions as hereinafter set forth; and

	NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed by and between the parties to this Agreement as follows:

                   ARTICLE I:  PURCHASE OF SUBSCRIBERS
                   -----------------------------------

	The manner and basis of purchasing Subscribers of GREENHOLD by ACCENTRA shall be as follows:

	(1)	At the effective date of this Agreement, ACCENTRA will
purchase from GREENHOLD 1688 Subscribers as set forth in Schedule 1. In consideration for the purchase of these Subscribers from GREENHOLD, ACCENTRA, will pay the principle sum of Two Hundred and Seventy Eight Thousand Dollars ($278,000) in the manner set forth below:


         a non-refundable deposit of $50,000 upon execution of this agreement, a payment of $183,000, minus the amount of money for prepaid accounts as set forth in Schedule 1B, which payment shall be due and payable on closing on March 31, 2002 and a final payment of $45,0000 due on July 15, 2002 subject to adjustments in
         Schedule 2


All payments shall be delivered to:		Greenhold Group, Inc
1995 Oakland Park Blvd #350
Fort Lauderdale FL 33306

This balance owed may be prepaid at any time without penalty or premium. If any installment of principal or interest is not paid when

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due, default interest shall accrue on the unpaid balance at eighteen
(18%) percent beginning three business days after the date of default. ACCENTRA waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold it liable for this obligation. ACCENTRA agrees to pay all costs of collection, including reasonable attorney's fees, for services incurred in collection, litigation, bankruptcy proceedings, appeals or otherwise arising from efforts to collect upon this obligation. The parties agree that GREENHOLD may file a UCC1 form with the Florida Secretary of State reflecting a lien upon the Subscribers set forth in Schedule 1. Upon receipt of final payment by GREENHOLD, ACCENTRA shall file a Notice of Cancellation of the UCC1 with the Florida Secretary of State.

                   ARTICLE II: PURCHASE OF INTELLECTUAL PROPERTY
                   ---------------------------------------------

	At the effective date of this Agreement, ACCENTRA will purchase from GREENHOLD the domain names and all rights associated with the domain names SHADRACH.NET and IDNSI.NET and all of the Web site contents located at www.shadrach.net and www.idnsi.net.

                   ARTICLE III: ACCESS TO INFORMATION
                   ----------------------------------

From the period of March 31st until June 30th, GREENHOLD shall provide ACCENTRA with full access to its mail server, radius server, billing server, technical support documentation, and other information that may be used in operation or support of the Subscribers.

                   ARTICLE IV:  EFFECTIVE TIME
                   ---------------------------

	The effective time of this Agreement shall be such time as this Agreement has been executed by the parties hereto.

                   ARTICLE V:  REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

	Each party to this Agreement represents and warrants that it or he has the full power and authority to enter into this Agreement and further agrees to execute any additional documents necessary or desirable in connection with the enforcement hereof.

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                   ARTICLE VI:  GOVERNING LAW
                   --------------------------

	This Agreement is to be construed and enforced under the laws of the State of Florida and the laws of the State of Florida shall govern all issues and questions concerning this Agreement, and the exclusive venue for any action arising under this Agreement shall be Miami-Dade County, Florida.

                   ARTICLE VII: COVENANT NOT TO COMPETE
                   ------------------------------------

(a) In exchange for the representations and warranties and fulfillment of the agreements contained herein by ACCENTRA, GREENHOLD and each of its principals [list names] severally agrees not to compete, either directly or indirectly, under any circumstances whatsoever, as an officer, director, employee, partner, consultant or owner, for a period of 5 years commencing with the closing date in the Territory, in any internet access endeavor which is in competition with ACCENTRA. For purposes of this Article, the term "Territory" shall mean any area in Citrus County, Florida.

(b) The parties hereto specifically acknowledge that the remedy at law for any breach by Seller or its owners of the foregoing covenants not to compete would be inadequate and that, upon any such breach, Buyer shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance.

(c) The parties hereto agree that the foregoing restrictions of time and area are reasonable and necessary to enable ACCENTRA to realize the anticipated value of the assets; provided however, that if a court of competent jurisdiction should determine such restrictions to be unreasonable, then the same shall not be invalid but shall be enforced for such period of time and within such areas as the court may find to be reasonable.

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                   ARTICLE VIII: CONTINUING OPERATIONS
                   -----------------------------------

	From the period of March 31st until June 30th, or until notified earlier in writing by ACCENTRA to GREENHOLD, GREENHOLD shall continue to provide Internet and email access to the purchased subscribers with no noticeable degradation in quality of service.  ACCENTRA shall pay to GREENHOLD a sum of $8 per month per subscriber that continues to
use GREENHOLD's services.   ACCENTRA and GREENHOLD shall mutually
determine the number of continued subscribers for the previous month on April 30th, May 31st, and June 30th. In addition, GREENHOLD agrees to refer to ACCENTRA any Subscribers who call or contact GREENHOLD for any customer service (i.e. sales, billing, or technical support) inquires. GREENHOLD further agrees to take the necessary steps to
inform its employees of this required referral.   GREENHOLD shall
refer Subscribers to the phone number 866-512-0200, unless otherwise notified in writing by ACCENTRA to GREENHOLD.

                   ARTICLE IX:  ENTIRE AGREEMENT
                   -----------------------------

	This Agreement constitutes the entire agreement between the
parties hereto pertaining to the subject matter hereof.   There are no
warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided.

                   ARTICLE X:  SEVERABILITY
                   ------------------------

	In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

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                   ARTICLE XI:  COUNTERPARTS
                   -------------------------

	This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all of which taken together shall constitute only and one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 22ND day of March, 2002.

GREENHOLD GROUP, INC.


BY:	_________________________________
	JOHN D. HARRIS, PRESIDENT


ACCENTRA, INC.


BY:	_________________________________.
	ALAN CHUNG, CHAIRMAN



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                                   SCHEDULE  1

(This will be a list showing each subscriber's name, address, telephone number(s), email address(es), login ID's, passwords, services ordered, full payment details including amounts paid and method of payment, and will include a copy of the Bill Max billing system data base with at minimum twelve months' data .)

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                                   SCHEDULE 1B

Prior to March 31st, the amount of money already collected by GREENHOLD for services to be provided by ACCENTRA after March 31st (i.e. monies prepaid for services) shall be mutually determined by GREENHOLD and ACCENTRA and shall be deducted from the $183,000 due at closing.


Amount for Prepaid Accounts	_______________________		_________
										     Date


GREENHOLD GROUP, INC.


BY:	_________________________________
	JOHN D. HARRIS, PRESIDENT


ACCENTRA, INC.


BY:	_________________________________.
	ALAN CHUNG, CHAIRMAN

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                                  SCHEDULE  2

Purchaser will undertake an audit to determine the actual number of Subscribers on June 30, 2002. In the event there are less than 1688 Subscribers upon completion of the audit, the purchase price shall be adjusted at a rate of $165.00 for each subscriber less than 1688.The adjustment shall be deducted from the hold back of $45,000 and the balance shall be due and payable on July 15,2002.

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